As filed with the Securities and Exchange Commission on February 18, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REMITLY GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	83-2301143
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
401 Union Street, Suite 1000
Seattle, WA 98101

(Address of Principal Executive Offices) (Zip Code)

Remitly Global, Inc. 2021 Equity Incentive Plan
Remitly Global, Inc. 2021 Employee Stock Purchase Plan
(Full titles of the plans)

Matthew Oppenheimer
Chief Executive Officer
Remitly Global, Inc.
401 Union Street, Suite 1000
Seattle, WA 98101
(888) 736-4859
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Saema Somalya
Chief Legal and Corporate Affairs Officer
Remitly Global, Inc.
401 Union Street, Suite 1000
Seattle, WA 98101
(888) 736-4859

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer
Non-accelerated filer		Smaller reporting company
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Remitly Global, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 10,531,275 additional shares of common stock under the Registrant’s 2021 Equity Incentive Plan and 2,106,255 additional shares of common stock under the Registrant’s 2021 Employee Stock Purchase Plan pursuant to the provisions of those plans providing for an automatic annual increase in the number of shares reserved for issuance under such plans. In accordance with the instructional note of Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

a.the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”), filed with the Commission on February 18, 2026;

b.all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

c.the description of the Registrant’s common stock contained in the Registration Statement on Form 8-A, filed on September 20, 2021, under the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 of the Annual Report.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statements on Form S-8 filed with the Commission on September 23, 2021 (Registration No. 333-259737), March 29, 2022 (Registration No. 333-263958), February 28, 2023 (Registration No. 333-270112), February 23, 2024 (Registration No. 333-277337), and February 19, 2025 (Registration No. 333-285056) to the extent not superseded hereby. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference:

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of the Registrant.	10-Q	001-40822	3.3	11/12/2021
4.2	Amended and Restated Bylaws of the Registrant.	8-K	001-40822	3.1	03/20/2024
4.3	Form of Common Stock Certificate of the Registrant.	S-1/A	333-259167	4.1	9/14/2021
5.1	Opinion of Perkins Coie LLP.					X
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X
23.2	Consent of Perkins Coie LLP (included in Exhibit 5.1).					X
24.1	Power of Attorney (included on the signature page of this Registration Statement).					X
99.1	2021 Equity Incentive Plan, as amended, and forms of award agreements.	10-K	001-40822	10.3	02/19/2025
99.2	2021 Employee Stock Purchase Plan, as amended, and form of subscription agreement.	10-Q	001-40822	10.1	07/31/2024
107.1	Filing Fee Table.					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 18th day of February, 2026.

REMITLY GLOBAL, INC.
/s/ Matthew Oppenheimer
Matthew Oppenheimer Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Matthew Oppenheimer, Vikas Mehta, and Luke Tavis, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

/s/ Matthew Oppenheimer	/s/ Vikas Mehta
Matthew Oppenheimer, Chief Executive Officer and Director	Vikas Mehta, Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)
Date: February 18, 2026	Date: February 18, 2026

/s/ Luke Tavis	/s/ Ryno Blignaut
Luke Tavis, Chief Accounting Officer	Ryno Blignaut, Director
(Principal Accounting Officer)	Date: February 18, 2026
Date: February 18, 2026

/s/ Phyllis Campbell	/s/ Bora Chung
Phyllis Campbell, Director	Bora Chung, Director
Date: February 18, 2026	Date: February 18, 2026

/s/ Joshua Hug	/s/ Laurent Le Moal
Joshua Hug, Director	Laurent Le Moal, Director
Date: February 18, 2026	Date: February 18, 2026

/s/ Nigel Morris	/s/ Phillip Riese
Nigel Morris, Director	Phillip Riese, Director
Date: February 18, 2026	Date: February 18, 2026

/s/ Margaret M. Smyth
Margaret M. Smyth, Director
Date: February 18, 2026